                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              ---------------------

         ACETO CORPORATION ANNOUNCES A 63% INCREASE IN OPERATING INCOME
                          COMPARED TO YEAR AGO QUARTER


LAKE SUCCESS, NY - November 9, 2006 - Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, regulatory support, marketing and distribution of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced results of operations for its fiscal first quarter ended September 30, 2006.

Net sales for the fiscal 2007 first quarter were relatively flat at $74.7 million compared to $75.0 million in the year ago quarter and gross profit increased 3% to $12.9 million from $12.5 in the fiscal 2006 quarter. This, coupled with a 9% reduction in the Company's selling, general and administrative expenses, produced a 63% increase in operating income to $3.5 million, from $2.1 million in the year ago quarter. The reduction in SG&A expense is due to two non-recurring expenses totaling $1.0 million that impacted SG&A in the fiscal 2006 quarter. Net income increased by 25% to $2.5 million, or $0.10 per diluted share, up from $2.0 million or $0.08 per diluted share in the 2006 quarter.

Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "I am pleased with the results that we have announced this morning. These results surpassed our earnings estimate of $0.07 for the quarter, as well as the $0.08 reported in the fiscal 2006 comparable quarter. During the quarter, we reduced our SG&A expense by 9% over last years comparable quarter which contributed to a 63% increase in operating income compared to the fiscal 2006 first quarter."

Mr. Schwartz continued, "During the first quarter, sales in our Health Sciences segment were down 5%, largely due to one particular product where we had fulfilled a large order in the fiscal 2006 first quarter and a significantly smaller order in the fiscal 2007 corresponding quarter. Our Chemicals & Colorants sales increased 10%, primarily due to a significant increase in organic pigments sales, as well as an increase in sales of agricultural intermediates, pigment intermediates and other chemicals. Agrochemicals sales declined 19% largely as a result of the extremely dry weather conditions, particularly in the south, that caused a decline in the sale of chemicals used to treat crop issues brought about by wet weather. Nonetheless, our higher gross profit margin and continued reduction in SG&A expenses enabled us to achieve strong operating results compared to the same period last year despite the slightly lower overall sales level."

Discussing the current status of Aceto's strategic initiatives, Mr. Schwartz commented, "Our initiative to provide vaccines for companion animals continues to move forward. The animal testing has begun and, as we have previously disclosed, we expect to submit the results to the USDA in February 2007. We remain confident that the testing will be successful and that we will receive the USDA approval in 2007. Once this approval is received, we plan to put our marketing plan into action and enter the market with Aceto branded product in a prompt manner."

Mr. Schwartz continued, "In the first quarter, we continued to make progress with our initiative to sell Aceto branded generic drugs in finished dosage form. We now have deals in place with more than three reputable, highly qualified, Indian and other producers to purchase more than four products for Aceto to sell in the United States. All of these products either have approved ANDAs, or have had ANDAs filed with approvals expected within the next twelve months. It remains the Company's intention to sell directly into multiple distribution channels including large retail pharmacies and to direct distributors to hospitals. As it relates to our entry into the market, we now have a ready customer base that understands, and is anxious to participate in, Aceto's new business model. With respect to regulatory compliance, the Company is very confident that it has achieved the capability to satisfy all of the regulatory requirements and still maintain its status as a distributor."

"When we released our fourth quarter results, we announced plans to expand Aceto's capabilities in servicing the global pharmaceutical and chemical industries by purchasing or constructing a facility in or near Mumbai, India and establishing Indian headquarters. During the first quarter, we secured a building that will serve our purposes in India and will allow us to move forward in a more expedited manner than we previously believed we could. The facility will house state-of-the-art pharmaceutical quality control/quality assurance and analytical laboratories, will serve as Aceto's Indian logistics center and will provide quality and analytical services in support of other Aceto operations worldwide."

As we look forward to Aceto's continued growth as a global pharmaceutical company, we are considering the establishment of another Strategic Business Initiative by "taking a serious look at the Japanese pharmaceutical market which is the second largest in the world. While this market does not have the very competitive nature of the western markets, the barriers to entry are quite high. As a result, the only western participants are the large global pharmaceutical companies. We have some very unique and specific ideas for entry in the areas of intermediates, APIs, and finished dosage forms that we are currently exploring.

Mr. Schwartz concluded, "We ended the first quarter of fiscal 2007 with working capital of $108.3 million, no long-term bank debt and shareholders' equity of $118.2 million. We believe this level of working capital provides us the financial strength to move our strategic initiatives forward. We remain optimistic about the Company's long-term business prospects, with our core businesses serving as a solid foundation for future growth. In terms of financial guidance, we expect to earn approximately $0.08 per diluted share in the second quarter of fiscal 2007, compared to $0.06 in the second quarter of fiscal 2006."


CONFERENCE CALL

Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, November 9, 2006. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers) - please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 9580494). The conference call will also be webcast live via the the Company's website, WWW.ACETO.COM. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay will also be available from 1:00 p.m. ET on Thursday, November 9, 2006 until 5:00 p.m. ET on Monday, November 13, 2006. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 9580494 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, regulatory support, marketing and distribution of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals. With a physical presence in ten countries, Aceto distributes over 1000 chemicals and pharmaceuticals used principally as raw materials in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries. Aceto's global operations, including a staff of 26 in Shanghai and 12 in India are unique in the industry and enable its worldwide sourcing and regulatory capabilities.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding approval of applications for, and sales of, veterinary vaccines, entering the market for finished dosage forms, entering the Japanese pharmaceutical market, results for the second quarter of fiscal year 2007, and prospects for long-term growth. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

FOR INFORMATION CONTACT:

Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
WWW.ACETO.COM

                                   Aceto Corp.
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                   Three Months Ended
                                                                     September 30,
                                                                  2006           2005
                                                                --------      ---------
Net sales                                                       $ 74,725      $  74,993
Cost of sales                                                     61,834         62,490
                                                                --------      ---------
Gross profit                                                      12,891         12,503
Gross profit %                                                    17.25%         16.67%

Selling, general and
  administrative expenses                                          9,404         10,362
                                                                --------      ---------
Operating income                                                   3,487          2,141

Other income, net of
  interest expense                                                   188            759
                                                                --------      ---------

Income from continuing operations before income taxes              3,675          2,900
Provision for income taxes                                         1,213            899
                                                                --------      ---------
Income from continuing operations                                  2,462          2,001
Loss from discontinued operations, net of taxes                        -            (27)
                                                                --------      ---------
Net income                                                      $  2,462      $   1,974
                                                                ========      =========


Basic income per common share:
  Income from continuing operations                             $   0.10      $    0.08
  Loss from discontinued operations                             $    -        $     -
  Net income                                                    $   0.10      $    0.08

Diluted income per common share:
  Income from continuing operations                             $   0.10      $    0.08
  Loss from discontinued operations                             $    -        $     -
  Net income                                                    $   0.10      $    0.08

Weighted average shares outstanding:
  Basic                                                           24,282         24,287
  Diluted                                                         24,581         24,634

                                ACETO CORPORATION
                           Consolidated Balance Sheet
                    (in thousands, except per-share amounts)


                                                             Sept. 30, 2006     June 30, 2006
                                                             --------------     -------------
                                                              (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                     $  36,261          $  33,732
  Investments                                                       5,347              3,309
  Trade receivables: less allowances for doubtful
    accounts:Sept 30, 2006 $376; and June 30, 2006 $416            53,462             50,993
  Other receivables                                                 1,994              1,406
  Inventory                                                        45,537             47,259
  Prepaid expenses and other current assets                         1,328              1,011
  Deferred income tax asset, net                                    3,429              3,396
                                                                ---------          ---------
        Total current assets                                      147,358            141,106

Long-term notes receivable                                            540                557
Property and equipment, net                                         4,718              4,808
Property held for sale                                              4,531              4,531
Goodwill                                                            1,765              1,755
Intangible assets,net                                               3,731              3,789
Deferred income tax benefit, net                                    6,485              7,356
Other assets                                                        3,057              2,690
                                                                ---------          ---------
Total Assets                                                    $ 172,185          $ 166,592
                                                                =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $  24,500          $  24,424
  Note payable - related party                                        500                500
  Accrued expenses                                                 13,198             10,612
  Deferred income tax liability                                       863                863
                                                                ---------          ---------
         Total current liabilities                                 39,061             36,399

Long-term liabilites                                                6,371              6,379
Environmental remediation liability                                 5,200              5,200
Deferred income tax liability                                       3,153              3,329
Minority interest                                                     239                232
                                                                ---------          ---------
          Total liabilities                                        54,024             51,539

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares issued;
        24,287 and 24,278 shares outstanding at
        Sept. 30, 2006 and June 30, 2006, respectively)               256                256
  Capital in excess of par value                                   56,764             56,691
  Retained earnings                                                70,926             68,464
  Treasury stock, at cost:
       (1,357 and 1,366 shares at Sept.
        30, 2006 and June 30, 2006, respectively)                 (13,114)           (13,198)
  Accumulated other comprehensive income                            3,329              2,840
                                                                ---------          ---------
         Total shareholders' equity                               118,161            115,053
                                                                ---------          ---------
Total liabilities and shareholders' equity                      $ 172,185          $ 166,592
                                                                =========          =========